*Exhibit 99.1
1 Becton Drive
Franklin Lakes, NJ 07417
www.bd.com

Contacts:
Investors: Shawn Bevec, SVP, Investor Relations - investor.relations@bd.com
Media: Matt Marcus, VP, Public Relations - matt.marcus@bd.com

BD Reports First Quarter Fiscal 2026 Financial Results

•Revenue of $5.3 billion increased 1.6% as reported, 0.4% FXN
•New BD revenue increased 2.5% FXN
•GAAP and adjusted diluted EPS of $1.34 and $2.91, respectively
•Combination of BD's Biosciences and Diagnostic Solutions business with Waters Corporation expected to close today
•Company affirms FY26 revenue growth guidance, provides Adjusted Diluted EPS guidance for New BD

FRANKLIN LAKES, NJ (February 9, 2026) - BD (Becton, Dickinson and Company) (NYSE: BDX), a leading global medical technology company, today announced results for its fiscal 2026 first quarter, which ended December 31, 2025.

“We delivered stronger‑than‑expected first‑quarter performance which reflects our disciplined execution, including accelerated commercial initiatives and broad‑based growth across key end markets,” said Tom Polen, chairman, CEO and president of BD. “Today, we expect to complete the combination of BD’s Biosciences and Diagnostic Solutions business with Waters Corporation. With this significant milestone in our strategy to drive shareholder value, we fully pivot to New BD and the next chapter of the company's growth—intensifying our focus on elevating commercial capabilities, advancing industry‑leading innovation, and applying BD Excellence to drive productivity and gross margin expansion. Our Q1 results have positioned us well to achieve our fiscal 2026 guidance while creating a foundation for long‑term revenue and earnings growth.”

Recent Business Highlights

•Medical Essentials:
•Announced collaboration that allows facilities to combine rapid, point-of-care qualitative results from the BD® HD Check System with ChemoGLO™'s LC-MS/MS analysis to expand hazardous drug contamination testing for health care facilities and laboratories.
•Connected Care:
•Announced Duncan Regional Hospital has become the first hospital in U.S. to implement BD Alaris™ EMR Infusion Interoperability with the MEDITECH electronic health record.
•BioPharma Systems:
•Announced $110 million investment to support U.S. pharmaceutical supply chain for biologic drugs, establishing BD Neopak™ Glass Prefillable Syringe production at its Columbus, Nebraska site. Investment will expand production of prefillable syringes, helping accelerate biologic and GLP-1 drug delivery and supporting pharmaceutical reshoring in the U.S.
•Announced expanded partnership with Ypsomed to address the rapidly growing biologics market through development of a 5.5 mL version of the BD Neopak™ XtraFlow™ Glass Prefillable Syringe that is designed to be fully compatible with Ypsomed's YpsoMate® 5.5 autoinjector platform, expanding options for pharmaceutical companies and patients who require large‑volume self‑injection systems.
•Interventional:
•Received FDA 510(k) clearance for EnCor EnCompass™ Breast Biopsy and Tissue Removal System, a state-of-the-art, multi-modality breast biopsy system slated to be in the market in early 2026.
•Expanded PureWick™ portfolio with first-of-its-kind PureWick™ Portable Collection System to confidently manage urinary incontinence on the go.
•Announced expansion of BD Surgiphor™ Surgical Wound Irrigation System to Europe to help hospitals improve patient safety.
•Achieved milestone in AGILITY study of Revello™ Vascular Covered Stent for the treatment of peripheral artery disease with full enrollment of the iliac artery patient cohort.

First Quarter Fiscal 2026 Operating Results

	Three Months Ended December 31,		Reported Change	Foreign Currency Neutral Change[1]
(Millions of dollars, except per share amounts)	2025	2024
Revenues	$5,252	$5,168	1.6%	0.4%
Reported Diluted Earnings per Share	$1.34	$1.04	28.8%	27.9%
Adjusted Diluted Earnings per Share[1]	$2.91	$3.43	(15.2)%	(15.7)%
1Represents a non-GAAP financial measure; refer to reconciliations of non-GAAP financial measures in the attached financial tables.

Geographic Results

Revenues (Millions of dollars)	Three Months Ended December 31,		Reported Change	Foreign Currency Neutral Change[1]
	2025	2024
United States	$3,159	$3,080	2.6%	2.6%
International	$2,093	$2,089	0.2%	(2.8)%
Total Revenues	$5,252	$5,168	1.6%	0.4%
1Represents a non-GAAP financial measure; refer to reconciliations of non-GAAP financial measures in the attached financial tables.

Segment Results

Revenues (Millions of dollars)	Three Months Ended December 31,		Reported Change	Foreign Currency Neutral Change[1]
	2025	2024
Medical Essentials[2]	$1,595	$1,586	0.6%	(0.6)%
Connected Care[2]	$1,131	$1,073	5.5%	4.7%
BioPharma Systems[2]	$429	$418	2.7%	1.0%
BD Interventional[2]	$1,330	$1,257	5.8%	5.1%
BD Life Sciences[2]	$766	$836	(8.3)%	(10.5)%
Total Revenues	$5,252	$5,168	1.6%	0.4%
1Represents a non-GAAP financial measure; refer to reconciliations of non-GAAP financial measures in the attached financial tables.
2Effective October 1, 2025, the company reorganized its organizational units into five distinct, separately-managed segments, which are based on the nature of the company's product and service offerings. Prior period amounts have been recast to reflect the reorganization.

Full Year Fiscal 2026 Outlook & Assumptions

The company is providing guidance for fiscal year 2026 for New BD which reflects the separation of its Biosciences and Diagnostic Solutions business and combination with Waters Corp., which is expected to close today. All guidance metrics provided reflect the expected performance of New BD only for full year fiscal 2026 as the separated business will be accounted for as discontinued operations.

Full year fiscal 2026 New BD performance expectations are unchanged from the guidance considerations disclosed with the company's fourth quarter and full year 2025 earnings on November 6, 2025, with adjustments solely to reflect (i) the corporate overhead that is migrating to Waters Corp., (ii) TSA income and (iii) the expected benefit from the use of proceeds.

Fiscal 2026 New BD Guidance as of February 9, 2026
GAAP Revenue Growth	Low single-digit plus
Revenue Growth (FXN)	Low single-digit

Adjusted Diluted EPS	$12.35 to $12.65

BD's outlook for full year fiscal 2026 reflects numerous assumptions about many factors that could affect its business, based on the information management has reviewed as of this date. Management will discuss its outlook and several of its assumptions on its first fiscal quarter earnings call.

The company's expected adjusted diluted EPS for fiscal 2026 excludes potential charges or gains that may be recorded during the fiscal year, such as, among other things, the non-cash amortization of intangible assets, acquisition-related charges, separation-related costs, and certain tax matters. BD does not attempt to provide reconciliations of forward-looking adjusted diluted EPS guidance to the comparable GAAP measure because the impact and timing of these potential charges or gains are inherently uncertain and difficult to predict and are unavailable without unreasonable efforts. In addition, the company believes such reconciliations would imply a degree of precision and certainty that could be confusing to investors. Such items could have a material impact on GAAP measures of BD’s financial performance. We also present our revenue growth for our 2026 fiscal year after adjusting for the illustrative impact of foreign currency translation. BD believes that this adjustment allows investors to better evaluate BD’s anticipated underlying revenue performance for our 2026 fiscal year in relation to our underlying 2025 fiscal year performance.

Conference Call and Presentation Materials
BD will host an audio webcast today for the public, investors, analysts and news media to discuss its first quarter results. The audio webcast will be broadcast live on BD’s website, www.bd.com/investors, at 8 a.m. (ET) Monday, February 9, 2026. Accompanying slides will be available on BD’s website, www.bd.com/investors at approximately 6:30 a.m. (ET). The conference call will be available for replay on BD’s website, www.bd.com/investors. Alternatively, you can dial into the replay at 800-753-5212 (domestic) and 402-220-2673 (international) through the close of business on Monday, February 16, 2025. A confirmation number is not needed to access the replay.

Non-GAAP Financial Measures/Financial Tables
This press release contains certain non-GAAP financial measures. These include revenue growth rates on a currency-neutral basis and adjusted diluted earnings per share. These non-GAAP financial measures are not in accordance with generally accepted accounting principles in the United States. BD management believes that the use of non-GAAP measures to adjust for items that are considered by management to be outside of BD’s underlying operational results or that affect period-to-period comparability helps investors to gain a better understanding of our performance year-over-year, to analyze underlying trends in our businesses, to analyze our operating results, and to understand future prospects. Management uses these non-GAAP financial measures to measure and forecast the company’s performance, especially when comparing such results to previous periods or forecasts. We believe presenting such adjusted metrics provides investors with greater transparency to the information used by BD management for its operational decision-making and for comparison to other companies within the medical technology industry. Although BD’s management believes non-GAAP results are useful in evaluating the performance of its business, its reliance on these measures is limited since items excluded from such measures may have a material impact on BD’s net income, earnings per share or cash flows calculated in accordance with GAAP. Therefore, management typically uses non-GAAP results in conjunction with GAAP results to address these limitations. BD strongly encourages investors to review its consolidated financial statements and publicly filed reports in their entirety and cautions investors that the non-GAAP measures used by BD may differ from similar measures used by other companies, even when similar terms are used to identify such measures.

Non-GAAP measures should not be considered replacements for, and should be read together with, the most comparable GAAP financial measures.

We present adjusted diluted earnings per share for the first quarter of fiscal year 2026, and the corresponding prior periods, after eliminating items we believe are not part of our ordinary operations and affect the comparability of the periods presented. Adjusted diluted earnings per share includes adjustments for the impact of purchase accounting adjustments, integration and restructuring costs, transaction costs, separation-related costs, certain product remediation costs, certain legal matters, certain investment gains and losses, and certain asset impairment charges.

We also present revenue growth rates for the first quarter of fiscal year 2026 over the corresponding prior period on a currency-neutral basis after eliminating the effect of foreign currency translation, where applicable. We also show the growth in adjusted diluted earnings per share compared to the prior year period after eliminating the impact of foreign currency translation to further enable investors to evaluate BD’s underlying earnings performance compared to the prior period. We calculate foreign currency-neutral percentages by converting our current-period local currency financial results using the prior period foreign currency exchange rates and comparing these adjusted amounts to our current-period results. As exchange rates are an important factor in understanding period-to-period comparisons, we believe the presentation of results on a foreign currency-neutral basis in addition to reported results helps improve investors’ ability to understand our operating results and evaluate our performance in comparison to the prior periods.

New BD refers to BD post the separation of the Biosciences and Diagnostic Solutions business from BD.

Reconciliations of these and other non-GAAP measures to the comparable GAAP measures are included in the attached financial tables. Within the attached financial tables presented, certain columns and rows may not add due to the use of rounded numbers. Percentages and earnings per share amounts presented are calculated from the underlying amounts.

About BD
BD is one of the largest global medical technology companies in the world and is advancing the world of health by improving medical discovery, diagnostics and the delivery of care. The company supports the heroes on the frontlines of health care by developing innovative technology, services and solutions that help advance both clinical therapy for patients and clinical process for health care providers. BD and its more than 70,000 employees have a passion and commitment to help enhance the safety and efficiency of clinicians’ care delivery process, enable laboratory scientists to accurately detect disease and advance researchers’ capabilities to develop the next generation of diagnostics and therapeutics. BD has a presence in virtually every country and partners with organizations around the world to address some of the most challenging global health issues. By working in close collaboration with customers, BD can help enhance outcomes, lower costs, increase efficiencies, improve safety and expand access to health care. For more information on BD, please visit bd.com or connect with us on LinkedIn at www.linkedin.com/company/bd1/ and on X (formerly known as Twitter) @BDandCo.
***
This press release and accompanying audio webcast on February 9, 2026 contain certain estimates and other forward-looking statements (as defined under Federal securities laws) regarding BD’s future prospects and performance, including, but not limited to, statements relating to future revenues, margins, earnings per share, leverage targets and capital deployment. All such statements are based upon current expectations and assumptions of BD and involve a number of business risks and uncertainties. Actual results could vary materially from anticipated results described, implied or projected in any forward-looking statement. With respect to such forward-looking statements, a number of factors could cause actual results to vary materially. These factors include, but are not limited to, risks relating to macroeconomic conditions and their impact on our operations and healthcare spending generally, including any impact related to the imposition of (and changing policies around) new and existing tariffs enacted by the U.S. government (and related countermeasures by non-U.S. governments), or our ability to mitigate the impact of such tariffs; import or export licensing requirements and other governmental restrictions; reductions in U.S. government funding for healthcare, disruptions in global transportation networks or other aspects of our supply chain on our ability to source raw materials, components and energy sources needed to produce our products; inflationary pressures, currency and interest rate fluctuations and increased borrowing costs; conditions in international markets, including geopolitical developments such as the continuation and/or escalation of evolving situations in Ukraine, the Middle East and Asia; competitive factors, including changing customer and patient preferences and requirements, such as decreased demand for our products as a result of changes to U.S. federal and state policies (such as for pharmaceutical products and vaccines, and increased demand for products utilizing emerging technologies (such as artificial intelligence (“AI”)), as well as new products or novel medical therapies introduced by competitors; changes in research and development efforts, investment or suspension by pharmaceuticals companies with regard to vaccine development; changes in reimbursement practices and coverage policies and third-party payer cost containment measures and health insurance coverage levels and costs; decreases or delays in purchases of our products due to reduced research and development spending; product efficacy or safety concerns and related regulatory actions, changes to the labeled use of our products, non-compliance with applicable regulatory requirements regarding our products (such as non-compliance of our products with marketing authorization or registration requirements resulting from modifications to such products, or other factors, including, but not limited to, with respect to BD Alaris™ System and infusion sets, BD Vacutainer™ and BD Pyxis™ products) resulting in product recalls, lost revenue or other actions being taken with respect to products in the field or the ability to continue selling new products to customers (including restrictions on future product clearances and fines, penalties and related financial reserves); product liability or other claims and damage to our reputation (including products we acquire through acquisitions); changes to legislation or regulations that may impact U.S. or foreign healthcare systems, changes in medical or clinical practices or in customer and patient preferences, potential cuts or freezes in governmental research funding or other healthcare spending and/or governmental or private measures to contain healthcare costs, such as China’s volume-based procurement tender process or changes in pricing and reimbursement policies, which could result in reduced demand for our products or downward pricing pressure; policy and regulatory changes that may be implemented by the U.S. government, including the further elimination, downsizing and/or reduced funding of certain government agencies and programs, as well as further changes in the policy positions of such agencies (including those related to pharmaceutical products and vaccines); other new or changing laws and regulations impacting our business, including changes in tax laws, new and changing environmental laws and regulations (such as those related to sustainability, climate change or materials of concern) and new and changing cybersecurity, AI or privacy laws; other changes in laws impacting international trade or anti-corruption and bribery, or changes in reporting requirements or enforcement practices with respect to such laws; the adverse impact on our business or products of past, current or future information and technology system disruptions, breaches or breakdowns, including through cyberattacks, ransom attacks or cyber-intrusion, and any investigations, legal proceedings, liability, expense or reputational damage arising in connection with any such events; any adverse impact related to the development, deployment and use of AI in our products and business operations; labor disruptions; our suppliers’ ability to provide products needed for our operations and BD’s ability to maintain favorable supplier arrangements and relationships; increases in raw material, component, labor, duties, freight, energy and other production costs and their effect on, among other things, the cost of producing BD’s products; adverse changes in regional, national or foreign economic conditions, including any impact on our ability to access credit markets and finance our operations; risks relating to our overall indebtedness; the possible impact of natural disasters and public health crises on our business and the global healthcare system, which could decrease demand for our products, disrupt our operations or the operations of our customers and companies within our supply chain, or increase transportation costs; interruptions in our manufacturing or sterilization processes or those of our third-party providers, including any restrictions placed on the use of ethylene oxide for sterilization; pricing and market pressures; difficulties inherent in product development, delays in product introductions and uncertainty of market acceptance of new products; the overall timing of the replacement or remediation of the BD Alaris™ Infusion System and return to market in the U.S., which may be impacted by, among other things, customer readiness, supply continuity and our continued engagement with the FDA; our ability to achieve our projected level or mix of product sales; our ability to successfully integrate any businesses we acquire; uncertainties of litigation, investigations, regulatory actions, subpoenas, settlements, fines, penalties and/or other sanctions (as described in BD’s filings with the Securities and Exchange Commission (the "SEC")); the issuance of new or revised accounting standards; risks associated with the proposed combination of BD's Biosciences and Diagnostic Solutions business with Waters, including the anticipated benefits of the proposed transaction and the expected timing of completion of the proposed transaction, as well as other factors discussed in BD’s filings with the SEC. There can be no assurance that the proposed combination will in fact be completed, in the manner described or at all. Tariff commentary is based on tariff policies in effect as of February 6, 2026. International trade policies, trade restrictions and tariffs (and related countermeasures) are rapidly evolving and there can be no assurance as to how the landscape may change and what the ultimate impact on our guidance and results of operations will be. We do not intend to update any forward-looking statements to reflect events or circumstances after the date hereof except as required by applicable laws or regulations.

BECTON DICKINSON AND COMPANY
CONDENSED CONSOLIDATED INCOME STATEMENTS
(Unaudited; Amounts in millions, except share and per share data)

	Three Months Ended December 31,
	2025	2024	% Change
Revenues	$5,252	$5,168	1.6

Cost of products sold	2,841	2,933	(3.1)
Selling and administrative expense	1,393	1,318	5.6
Research and development expense	306	343	(11.0)
Integration, restructuring and transaction expense	111	92	20.4
Other operating expense, net	50	28	75.9
Total Operating Costs and Expenses	4,700	4,715	(0.3)
Operating Income	552	453	21.8

Interest expense	(153)	(155)	(1.1)
Interest income	4	23	(82.2)
Other expense, net	(10)	(16)	34.1
Income Before Income Taxes	393	306	28.5
Income tax provision	11	3	299.9
Net Income	382	303	26.1

Basic Earnings per Share	$1.34	$1.05	27.6
Diluted Earnings per Share	$1.34	$1.04	28.8

Average Shares Outstanding (in thousands)
Basic	285,582	289,505
Diluted	285,845	290,389

BECTON DICKINSON AND COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited; Amounts in millions)

	December 31, 2025	September 30, 2025
Assets
Cash and equivalents	$740	$641
Restricted cash	284	210
Short-term investments	11	8
Trade receivables, net	2,508	2,994
Inventories	4,085	3,894
Prepaid expenses and other	1,560	1,508
Total Current Assets	9,189	9,255
Property, plant and equipment, net	6,972	6,997
Goodwill and other intangibles, net	35,645	36,017
Other assets	3,035	3,056
Total Assets	$54,841	$55,325
Liabilities and Shareholders' Equity
Current debt obligations	$2,623	$1,560
Other current liabilities	6,138	6,753
Long-term debt	16,916	17,621
Long-term employee benefit obligations	1,067	1,069
Deferred income taxes and other liabilities	2,815	2,933
Shareholders’ equity	25,282	25,390
Total Liabilities and Shareholders' Equity	$54,841	$55,325

BECTON DICKINSON AND COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; Amounts in millions)

	Three Months Ended December 31,
	2025	2024
Operating Activities
Net income	$382	$303
Depreciation and amortization	614	607
Change in operating assets and liabilities and other, net	(339)	(217)
Net Cash Provided by Operating Activities	657	693
Investing Activities
Capital expenditures	(108)	(105)
Maturities and sales of investments, net	—	411
Acquisitions, net of cash acquired and adjustments	—	(8)
Other, net	(75)	(94)
Net Cash (Used for) Provided by Investing Activities	(183)	204
Financing Activities
Change in short-term debt	317	75
Payments of debt	—	(875)
Repurchases of common stock	(250)	(750)
Dividends paid	(299)	(302)
Other, net	(69)	(76)
Net Cash Used for Financing Activities	(302)	(1,928)
Effect of exchange rate changes on cash and equivalents and restricted cash	2	(12)
Net increase (decrease) in cash and equivalents and restricted cash	174	(1,043)
Opening Cash and Equivalents and Restricted Cash	851	1,856
Closing Cash and Equivalents and Restricted Cash	$1,025	$813

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS - UNITED STATES
Three Months Ended December 31,
(Unaudited; Amounts in millions)

	A	B	C=(A-B)/B
	2025	2024	% Change
Medical Essentials (1)
Medication Delivery Solutions	$693	$694	(0.2)
Specimen Management	245	238	2.9
Total	$938	$932	0.6

Connected Care (1)
Medication Management Solutions	$678	$659	2.9
Advanced Patient Monitoring	178	159	12.4
Total	$857	$818	4.8

BioPharma Systems (1)(2)	$150	$104	45.0

Interventional (1)
Peripheral Intervention	$265	$253	5.1
Urology and Critical Care	339	306	10.9
Surgery	310	303	2.3
Total	$914	$861	6.2

Life Sciences (1)
Diagnostic Solutions	$176	$212	(17.3)
Biosciences	124	153	(18.6)
Total	$300	$365	(17.8)

Total United States	$3,159	$3,080	2.6
(1)Effective October 1, 2025, the Company reorganized its organizational units into five distinct, separately-managed segments, which are based on the nature of the Company's product and service offerings. Prior period amounts have been recast to reflect the reorganization.
(2)The BioPharma Systems segment is comprised of the Company's former Pharmaceutical Systems organizational unit.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS - INTERNATIONAL
Three Months Ended December 31, (continued)
(Unaudited; Amounts in millions)

				D=(A-B)/B	E=(A-B-C)/B
	A	B	C	% Change
	2025	2024	FX Impact	Reported	FXN
Medical Essentials (1)
Medication Delivery Solutions	$435	$430	$12	1.2	(1.7)
Specimen Management	222	223	7	(0.4)	(3.7)
Total	$658	$654	$19	0.6	(2.3)

Connected Care (1)
Medication Management Solutions	$156	$142	$6	9.7	5.5
Advanced Patient Monitoring	119	113	2	5.1	3.7
Total	$275	$255	$8	7.7	4.7

BioPharma Systems (1)(2)	$279	$314	$7	(11.2)	(13.5)

Interventional (1)
Peripheral Intervention	$220	$220	$6	(0.2)	(2.8)
Urology and Critical Care	88	83	1	5.5	4.0
Surgery	108	92	3	17.6	14.3
Total	$416	$396	$10	5.1	2.6

Life Sciences (1)
Diagnostic Solutions	$264	$262	$11	0.6	(3.4)
Biosciences	202	208	7	(2.9)	(6.5)
Total	$466	$470	$18	(1.0)	(4.8)

Total International	$2,093	$2,089	$62	0.2	(2.8)
(1)Effective October 1, 2025, the Company reorganized its organizational units into five distinct, separately-managed segments, which are based on the nature of the Company's product and service offerings. Prior period amounts have been recast to reflect the reorganization.
(2)The BioPharma Systems segment is comprised of the Company's former Pharmaceutical Systems organizational unit.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS - TOTAL
Three Months Ended December 31, (continued)
(Unaudited; Amounts in millions)

				D=(A-B)/B	E=(A-B-C)/B
	A	B	C	% Change
	2025	2024	FX Impact	Reported	FXN
Medical Essentials (1)
Medication Delivery Solutions	$1,128	$1,124	$12	0.3	(0.7)
Specimen Management	468	462	7	1.3	(0.3)
Total	$1,595	$1,586	$19	0.6	(0.6)

Connected Care (1)
Medication Management Solutions	$835	$801	$6	4.1	3.4
Advanced Patient Monitoring	297	271	2	9.4	8.8
Total	$1,131	$1,073	$8	5.5	4.7

BioPharma Systems (1)(2)	$429	$418	$7	2.7	1.0

Interventional (1)
Peripheral Intervention	$485	$473	$6	2.6	1.4
Urology and Critical Care	427	389	1	9.8	9.5
Surgery	418	395	3	5.9	5.1
Total	$1,330	$1,257	$10	5.8	5.1

Life Sciences (1)
Diagnostic Solutions	$439	$474	$11	(7.4)	(9.6)
Biosciences	327	361	7	(9.5)	(11.6)
Total	$766	$836	$18	(8.3)	(10.5)

Total Revenues	$5,252	$5,168	$62	1.6	0.4
(1)Effective October 1, 2025, the Company reorganized its organizational units into five distinct, separately-managed segments, which are based on the nature of the Company's product and service offerings. Prior period amounts have been recast to reflect the reorganization.
(2)The BioPharma Systems segment is comprised of the Company's former Pharmaceutical Systems organizational unit.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
RECONCILIATION OF REPORTED REVENUE CHANGE TO NEW BD REVENUE CHANGE
Three Months Ended December 31,
(Unaudited; Amounts in millions)

				D=(A-B)/B	E=(A-B-C)/B
	A	B	C	% Change
	2025	2024	FX Impact	Reported	FXN
Total Revenues	$5,252	$5,168	$62	1.6	0.4
Less: Life Sciences Segment Revenue	766	836	18	(8.3)	(10.5)
Total New BD Revenue (1)	$4,486	$4,333	$44	3.5	2.5
(1)Total New BD Revenue is inclusive of Total Revenues attributable to the Medical Essentials segment, Connected Care segment, BioPharma Systems segment, and Interventional segment.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL INFORMATION
RECONCILIATION OF REPORTED DILUTED EPS TO ADJUSTED DILUTED EPS
(Unaudited)

	Three Months Ended December 31,
	2025	2024	Change	Translational FX	FXN Change	Change %	FXN Change %
Reported Diluted Earnings per Share	$1.34	$1.04	$0.30	$0.01	$0.29	28.8%	27.9%
Purchase accounting adjustments ($391 million and $570 million pre-tax, respectively) (1)	1.37	1.96		—
Integration costs ($36 million and $24 million pre-tax, respectively) (2)	0.13	0.08		—
Restructuring costs ($75 million and $66 million pre-tax, respectively) (2)	0.26	0.23		—
Transaction costs ($3 million pre-tax, respectively) (3)	—	0.01		—
Separation-related items ($38 million pre-tax) (4)	0.13	—		—
Product, litigation, and other items ($8 million and $102 million pre-tax, respectively) (5)	0.03	0.35		—
Tax impact of specified items and other tax related (($100) million and ($71) million, respectively)	(0.35)	(0.24)		—
Adjusted Diluted Earnings per Share	$2.91	$3.43	$(0.52)	$0.02	$(0.54)	(15.2)%	(15.7)%

(1)Includes amortization and other adjustments related to the purchase accounting for acquisitions.
(2)Represents costs associated with integration and restructuring activities.
(3)Represents transaction costs recorded to Integration, restructuring and transaction expense incurred in connection with the Advanced Patient Monitoring acquisition.
(4)Represents costs recorded to Other operating expense, net, incurred in connection with the proposed combination of our Biosciences and Diagnostic Solutions business with Waters Corporation.
(5)Includes certain (income) expense items which are not part of ordinary operations and affect the comparability of the periods presented. Such items may include certain product remediation costs, certain legal matters, certain investment gains and losses, certain asset impairment charges, and certain pension settlement costs. The amount for the three months ended December 31, 2024 reflects a charge of $22 million to Cost of products sold to adjust the estimate of future product remediation costs, a charge of $30 million to Research and development expense related to a non-cash asset impairment charge in the Life Sciences segment, and charges of $29 million to Other operating expense, net, related to various legal matters.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL INFORMATION
FY 2026 OUTLOOK RECONCILIATION

	New BD (Post-Disposition of Biosciences and Diagnostic Solutions business)
	Full Year FY2025	Full Year FY2026 Outlook
	($ in millions)	% Change
BDX Reported Revenues	$21,840
Less: Life Sciences Segment Revenues	3,296
New BD Revenues	$18,544

FY2026 Reported Revenue Growth		Low single-digit plus
Illustrative Foreign Currency (FX) Impact		~+120 basis points
FY2026 Revenue Growth (FXN)		Low single-digit

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL INFORMATION
FY 2026 OUTLOOK RECONCILIATION CONTINUED

	New BD (Post-Disposition of Biosciences and Diagnostic Solutions business)
	Full Year FY2025 Total Company (Pre-Disposition of Biosciences and Diagnostics Solutions business)	Full Year FY2025 Estimated impact from disposition of Biosciences and Diagnostics Solutions business (1)	Full Year FY2025 excluding Biosciences and Diagnostics Solutions business	Full Year FY2026 New BD (Post-Disposition of Biosciences and Diagnostic Solutions business)
Reported Diluted Earnings per Share	$5.82
Purchase accounting adjustments ($1.898 billion pre-tax) (2)	6.58
Integration costs ($127 million pre-tax) (3)	0.44
Restructuring costs ($275 million pre-tax) (3)	0.95
Transaction costs ($6 million pre-tax) (4)	0.02
Separation-related items ($97 million pre-tax) (5)	0.34
Product, litigation, and other items ($548 million pre-tax) (6)	1.90
Tax impact of specified items and other tax related (($473) million)	(1.64)
Adjusted Diluted Earnings per Share	$14.40	~($2.60)	~$11.80	$12.35 to $12.65

Reported % Change				+4.7% to +7.2%

(1)Amount reflects the estimated impact to adjusted diluted earnings per share for fiscal year 2025 from the proposed disposition of the Bioscience and Diagnostics Solutions business that will be separated and combined with Waters Corporation. Actual impact to adjusted diluted earnings per share may differ from the estimate as certain amounts are finalized.
(2)Includes amortization and other adjustments related to the purchase accounting for acquisitions.
(3)Represents costs associated with integration and restructuring activities.
(4)Represents transaction costs incurred in connection with the Advanced Patient Monitoring acquisition.
(5)Represents costs recorded to Other operating expense, net, incurred in connection with the proposed combination of our Biosciences and Diagnostic Solutions business with Waters Corporation.
(6)Includes certain (income) expense items which are not part of ordinary operations and affect the comparability of the periods presented. Such items may include certain product remediation costs, certain legal matters, certain investment gains and losses, certain asset impairment charges, and certain pension settlement costs. The amount in 2025 reflects charges of $98 million to Cost of products sold to adjust the estimate of future product remediation costs, a charge of $30 million to Research and development expense related to a non-cash asset impairment charge in the Life Sciences segment, charges of $297 million to Other operating expense, net, related to product liability and certain other legal matters, and charges of $38 million to Other expense, net, related to pension settlement costs.